Exhibit 99.1

ChannelAdvisor Announces First Quarter 2014 Financial Results
Total revenue of $19.3 million increases 30 percent year-over-year
Core revenue of $19.0 million increases 32 percent year-over-year

Research Triangle Park, NC - May 5, 2014 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the quarter ended March 31, 2014.

"We are pleased to start the year with quarterly core revenue growth of 32% year-over-year, which exceeded our expectations and is the fastest organic quarterly growth rate we've experienced in the last seven years," said Scot Wingo, Chief Executive Officer of ChannelAdvisor. "The accelerating revenue growth we saw in the first quarter is evidence that our investments in sales and marketing are generating the return we expected."

First Quarter 2014 Financial Results

•	Total revenue of $19.3 million for the first quarter of 2014 increased 30 percent compared with total revenue of $14.9 million for the first quarter of 2013.

•
Core revenue increased by 32 percent to $19.0 million from $14.4 million in the first quarter of 2013. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

•
GAAP net loss was $(9.4) million compared with a net loss of $(2.7) million in the first quarter of 2013. GAAP net loss per share was $(0.39), based on 24.2 million weighted average shares outstanding, compared with a net loss per share of $(2.10), based on 1.3 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(8.7) million compared with non-GAAP net loss of $(2.3) million for the first quarter of 2013. Non-GAAP net loss per share was $(0.36) for the first quarter of 2014, based on 24.2 million weighted average shares outstanding, compared with a non-GAAP net loss per share of $(0.16) for the first quarter of 2013, based on 14.7 million weighted average shares outstanding. Per share figures for the first quarter of 2013 assume that the company’s pre-IPO preferred stock was converted to common stock at the beginning of the quarter.

•
Adjusted EBITDA, a non-GAAP measure, was $(7.3) million for the first quarter of 2014 compared with $(0.9) million for the first quarter of 2013. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest and stock-based compensation expenses.

•	Cash at quarter end totaled $95.0 million, compared with $104.4 million at the end of 2013. The decrease was primarily due to investments in our long-term growth.

Recent Business Highlights

•
Added 136 net core customers in the first quarter. Total core customer count was 2,565 at the end of the first quarter, an increase of 28 percent from 1,997 core customers at the end of the first quarter of 2013.

•	Added new top-tier customers including Air & Water, The Clorox Company, CWI, Inc., Denby Retail, Ltd., JB Hi-Fi Limited, Kirkland's, Inc., Styletread and The Talbots, Inc.

•	Average revenue per core customer, calculated on a trailing twelve-month basis, increased 7 percent to $30,883 for the first quarter, compared with $28,730 for the first quarter of 2013.

•
Fixed subscription fees were 73 percent of total revenue and variable subscription fees were 27 percent of total revenue for the first quarter of 2014. This compares to 65 percent and 35 percent, respectively, for the first quarter of 2013.

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with recent performance.

•	Hosted Catalyst Americas Conference at the Wynn Las Vegas on March 10-12.

•	Introduced ChannelAdvisor Digital Marketing, a retail-focused answer to the complicated world of online advertising.

•	Integrated with Alibaba Group's Tmall Global Solution, helping retailers and manufacturers extend their businesses across borders.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the second quarter and full year of 2014:

Second Quarter 2014

•	Total revenue between $19.8 million and $20.1 million.

•	Adjusted EBITDA between $(7.0) million and $(5.5) million.

•	Stock-based compensation expense between $1.5 million and $2.0 million.

•	24.5 million weighted average shares outstanding.
Full Year 2014

•	Total revenue between $85.0 million and $86.0 million.

•	Adjusted EBITDA between $(19.0) million and $(15.0) million.

•	Stock-based compensation expense between $7.0 million and $9.0 million.

•	24.6 million weighted average shares outstanding.

Conference Call Information

What:	ChannelAdvisor first quarter 2014 financial results conference call
When:	Monday, May 5, 2014
Time:	4:30 p.m. ET
Live Call:	(866) 314-5232, Passcode 48648313, Domestic
(617) 213-8052, Passcode 48648313, International
Webcast:	http://ir.channeladvisor.com (live and replay)

Key Operating Metrics
Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.
Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.
Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.

Exhibit 99.1

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2014, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com . In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on two non-redundant data centers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press

Exhibit 99.1

release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Media Contact:
Sarah O'Dea
ChannelAdvisor Corporation
sarah.odea@channeladvisor.com
919-228-4784
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,962	$104,406
Accounts receivable, net of allowance of $706 and $561 as of March 31, 2014 and December 31, 2013, respectively	12,190	13,951
Prepaid expenses and other current assets	3,245	3,571
Total current assets	110,397	121,928
Property and equipment, net	11,627	9,088
Goodwill	16,106	16,106
Intangible assets, net	572	670
Restricted cash	686	685
Other assets	429	309
Total assets	$139,817	$148,786
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,224	$4,237
Accrued expenses	8,547	7,492
Deferred revenue	14,871	14,093
Other current liabilities	1,831	1,723
Total current liabilities	26,473	27,545
Long-term capital leases, net of current portion	1,241	1,558
Other long-term liabilities	2,172	1,903
Total liabilities	29,886	31,006
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,521,308 and 23,643,872 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	25	24
Additional paid-in capital	219,755	218,330
Accumulated other comprehensive loss	(376)	(471)
Accumulated deficit	(109,473)	(100,103)
Total stockholders’ equity	109,931	117,780
Total liabilities and stockholders’ equity	$139,817	$148,786

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenue	$19,338	$14,922
Cost of revenue (1)	5,732	3,947
Gross profit	13,606	10,975
Operating expenses (1):
Sales and marketing	13,831	7,790
Research and development	4,047	2,981
General and administrative	5,008	2,341
Total operating expenses	22,886	13,112
Loss from operations	(9,280)	(2,137)
Other (expense) income:
Interest expense, net	(55)	(597)
Other (expense) income, net	(3)	11
Total other (expense) income	(58)	(586)
Loss before income taxes	(9,338)	(2,723)
Income tax expense	32	7
Net loss	$(9,370)	$(2,730)
Net loss per share:
Basic and diluted	$(0.39)	$(2.10)
Weighted average common shares outstanding:
Basic and diluted	24,182,110	1,299,491

(1) Includes stock-based compensation as follows:
Cost of revenue	$48	$47
Sales and marketing	176	135
Research and development	66	70
General and administrative	340	177
	$630	$429

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(9,370)	$(2,730)
Adjustments to reconcile net loss to cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	1,355	800
Bad debt expense (recovery)	340	(14)
Change in fair value of preferred stock warrants	—	117
Accretion of debt discount	—	141
Stock-based compensation expense	630	429
Non-cash rent expense	362	29
Other items, net	(9)	7
Changes in assets and liabilities:
Accounts receivable	1,365	296
Prepaid expenses and other assets	205	285
Accounts payable and accrued expenses	(2,045)	(12)
Deferred revenue	699	2,229
Cash and cash equivalents (used in) provided by operating activities	(6,468)	1,577
Cash flows from investing activities
Purchases of property and equipment	(3,399)	(149)
Payment of internal-use software development costs	(146)	(202)
Cash and cash equivalents used in investing activities	(3,545)	(351)
Cash flows from financing activities
Repayment of debt and capital leases	(300)	(312)
Payment of deferred offering costs	—	(890)
Proceeds from exercise of stock options	799	153
Cash and cash equivalents provided by (used in) financing activities	499	(1,049)

Effect of currency exchange rate changes on cash and cash equivalents	70	(84)
Net (decrease) increase in cash and cash equivalents	(9,444)	93
Cash and cash equivalents, beginning of period	104,406	10,865
Cash and cash equivalents, end of period	$94,962	$10,958

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)
(unaudited; in thousands)
	Three Months Ended March 31,
	2014	2013
Core revenue	$18,964	$14,401
Non-core revenue	374	521
Total revenue	$19,338	$14,922

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)
	Three Months Ended March 31,
	2014	2013
Net loss (GAAP)	$(9,370)	$(2,730)
Plus: stock-based compensation	630	429
Net loss (Non-GAAP)	$(8,740)	$(2,301)

Weighted average common shares outstanding, basic and diluted	24,182,110	1,299,491
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	13,388,066
Shares used in computing non-GAAP net loss per share, basic and diluted	24,182,110	14,687,557
Net loss per share, basic and diluted (Non-GAAP)	$(0.36)	$(0.16)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended March 31,
	2014	2013
Net loss	$(9,370)	$(2,730)
Adjustments:
Interest expense, net	55	597
Income tax expense	32	7
Depreciation and amortization expense	1,355	800
Total adjustments	1,442	1,404
EBITDA	(7,928)	(1,326)
Stock-based compensation expense	630	429
Adjusted EBITDA	$(7,298)	$(897)